CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (File Nos. 333-36380, 333-59601, 33-57658,
333-24705,  and  33-49801  and  33-59545,  333-45051,  333-46980  and  33-56084,
respectively) of Constellation Energy Group, Inc. of our report dated January 17, 2001 relating to the financial statements of Constellation Energy Group, Inc. which appear in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Baltimore, Maryland
March 5, 2001